Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2013 Results

NEW YORK--(BUSINESS WIRE)--January 23, 2014--E*TRADE Financial Corporation (NASDAQ:ETFC):

Fourth Quarter Results

  Net income of $58 million, or $0.20 per share on total net revenue of $447 million
  Total operating expenses of $295 million, including restructuring charges of $5 million
  Provision for loan losses of $17 million; net charge-offs of $23 million
  Corporate cash of $415 million, including a dividend from the bank of $75 million
  Daily Average Revenue Trades (DARTs) of 160,000
  End of period margin receivables of $6.4 billion
  Net new brokerage accounts of 22,000
  Net new brokerage assets of $3.2 billion; end of period customer assets of $261 billion

Full Year 2013 Performance

  Net income of $86 million, or $0.29 per share; excluding the impact of the decision to exit the market making business, net income of $204 million or $0.70 per share(1)
  Total net revenue of $1.7 billion
  Total operating expenses of $1.3 billion, including goodwill impairment of $142 million and restructuring charges of $28 million
  Provision for loan losses of $143 million
  Dividends of $175 million from bank to parent
  DARTs of 151,000
  Net new brokerage accounts of 95,000
  Net new brokerage assets of $10.4 billion

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its fourth quarter ended December 31, 2013, reporting net income of $58 million, or $0.20 per share. This compares with net income of $47 million, or $0.16 per share in the prior quarter, and a net loss of $186 million, or $0.65 loss per share in the fourth quarter of 2012. Total net revenue of $447 million for the fourth quarter of 2013 improved from $417 million in the prior quarter, and was down from $468 million in the fourth quarter of 2012.

“We had a positive 2013,” said Paul Idzik, Chief Executive Officer. “Our core business posted solid results, as the improving operating environment fueled encouraging trends in credit and retail engagement. Internally, we made significant changes to position the Company for growth and to capitalize on our positive momentum. We installed a highly-experienced new management team; we completed a rigorous review of our expense base; and we executed well on our Capital Plan, culminating in two quarters of dividends from our bank to our parent. With these many foundational elements in a solid place, and our legacy risks continuing to diminish, we are focused even more acutely on our core business and on putting our customers at the forefront of everything we do. As we build on the solid progress made in 2013, I am excited about what’s in store for the coming year and beyond – entering our next phase of growth in a very deliberate way.”

E*TRADE reported DARTs of 160,000 during the quarter, an increase of 10 percent from the prior quarter and an increase of 25 percent versus the same quarter a year ago. DARTs for the full year were 151,000, up from 138,000 in 2012.

The Company ended the quarter with 3.0 million brokerage accounts, an increase of 22,000 from the prior quarter. This compared with 13,000 net new brokerage accounts in the prior quarter and 10,000 in the fourth quarter of 2012. For the full year, the Company added 95,000 net new brokerage accounts. Brokerage account attrition for the fourth quarter was 8.9 percent annualized. For the full year, attrition was 8.8 percent, representing an improvement from 9.0 percent in 2012.

The Company ended the quarter with $261 billion in total customer assets, compared with $241 billion at the end of the third quarter and $201 billion from the fourth quarter of 2012.

During the quarter, customers added $3.2 billion in net new brokerage assets, totaling $10.4 billion for the full year. Brokerage related cash increased by $1.5 billion to $39.7 billion during the period. Customers were net buyers of approximately $0.8 billion of securities. Margin receivables averaged $6.4 billion in the quarter, up eight percent over last quarter and up 10 percent year over year, ending the quarter at $6.4 billion.

Corporate cash ended the quarter at $415 million, an increase of $42 million from the prior quarter, driven primarily by a $75 million dividend distributed from the Company’s bank subsidiary to its parent during the quarter.

Net operating interest income for the fourth quarter was $257 million, up from $241 million in the prior quarter and down from $260 million a year ago. Fourth quarter results reflected a net interest spread of 2.40 percent on average interest-earning assets of $41.7 billion, compared with 2.30 percent on $40.8 billion in the prior quarter.

Commissions, fees and service charges, principal transactions, and other revenue in the fourth quarter were $178 million, compared with $164 million in the prior quarter and $151 million in the fourth quarter of 2012. Average commission per trade for the quarter was $10.97, compared with $11.15 in the prior quarter, and $11.10 in the fourth quarter of 2012.

Total net revenue in the quarter also included $12 million of net gains on loans and securities, net of impairment, compared with $12 million in the prior quarter, and $56 million in the fourth quarter of 2012 which was elevated due to the Company’s deleveraging efforts.

Total operating expenses for the quarter were $295 million, including $5 million of restructuring charges. Excluding the restructuring charges, operating expenses increased $25 million sequentially, to $290 million(2). For the full year, operating expenses were $1.3 billion, including $142 million of goodwill impairment and $28 million of restructuring charges.

“The improving operating environment and our diminishing legacy issues have given us more flexibility to start increasing spend to fuel our growth,” said Matthew Audette, Chief Financial Officer. “This increased focus on prudently investing in our core business is reflected in our fourth quarter results, which included some additional expenses in compensation, professional services and restructuring.”

The Company’s loan portfolio ended the quarter at $8.6 billion, contracting approximately $0.4 billion from the prior quarter and $2.0 billion from the fourth quarter of 2012. Fourth quarter provision for loan losses of $17 million was down from $37 million in the prior quarter.

Net charge-offs in the quarter were $23 million, a decrease of $6 million from the prior quarter. The allowance for loan losses ended the quarter at $453 million, down $6 million from the previous quarter.

As of December 31, 2013, the Company reported Bank and consolidated Tier 1 leverage ratios of 9.5 percent(3) and 6.7 percent(4), respectively, compared with 9.5 percent(3) and 6.6 percent(4) at the end of the prior period.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5:00 p.m. EST today. This conference call will be available to domestic participants by dialing 800-771-6759 while international participants should dial +1 212-231-2928. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

The E*TRADE Financial family of companies provides financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding positive credit and retail trends, improvements in the operating environment, increased investment in the Company’s core business, continuing improvements to the Company’s risk profile and future capital distributions from the bank to its parent are “forward-looking statements” within the meaning of the safe haror provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or potentially more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2014 E*TRADE Financial Corporation. All rights reserved.

Financial Statements

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
Operating interest income	$317,107	$320,340	$1,219,912	$1,371,098
Operating interest expense	(59,982)	(60,109)	(238,070)	(286,033)
Net operating interest income	257,125	260,231	981,842	1,085,065
Commissions	110,253	86,675	420,099	377,843
Fees and service charges	42,249	30,194	155,050	122,170
Principal transactions	17,109	25,594	72,662	93,156
Gains on loans and securities, net	11,637	61,798	60,591	200,366
Net impairment	-	(5,729)	(2,331)	(16,925)
Other revenues	8,726	8,893	35,784	37,821
Total non-interest income	189,974	207,425	741,855	814,431
Total net revenue	447,099	467,656	1,723,697	1,899,496
Provision for loan losses	17,273	74,410	143,471	354,637
Operating expense:
Compensation and benefits	92,721	80,108	362,798	352,725
Advertising and market development	27,615	29,295	108,408	139,451
Clearing and servicing	30,346	30,387	123,993	128,635
FDIC insurance premiums	24,375	30,341	103,427	117,240
Professional services	26,387	25,631	85,165	86,321
Occupancy and equipment	19,538	18,825	72,882	74,346
Communications	16,621	18,016	69,032	73,054
Depreciation and amortization	21,427	22,229	89,111	90,616
Amortization of other intangibles	5,698	6,296	23,531	25,183
Impairment of goodwill	-	-	142,423	-
Facility restructuring and other exit activities	4,528	4,174	28,399	7,689
Other operating expenses	25,803	20,056	66,096	66,825
Total operating expense	295,059	285,358	1,275,265	1,162,085
Income before other income (expense) and income tax expense (benefit)	134,767	107,888	304,961	382,774
Other income (expense):
Corporate interest income	40	35	73	90
Corporate interest expense	(28,595)	(43,984)	(114,433)	(179,877)
Losses on early extinguishment of debt	(100)	(284,653)	(100)	(335,261)
Equity in income (loss) of investments and other	(689)	(481)	4,438	1,310
Total other income (expense)	(29,344)	(329,083)	(110,022)	(513,738)
Income (loss) before income tax expense (benefit)	105,423	(221,195)	194,939	(130,964)
Income tax expense (benefit)	47,560	(35,136)	108,927	(18,381)
Net income (loss)	$57,863	$(186,059)	$86,012	$(112,583)

Basic earnings (loss) per share	$0.20	$(0.65)	$0.30	$(0.39)
Diluted earnings (loss) per share	$0.20	$(0.65)	$0.29	$(0.39)
Shares used in computation of per share data:
Basic	287,316	286,016	286,991	285,748
Diluted	293,149	286,016	292,589	285,748

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012

Revenue:
Operating interest income	$317,107	$300,915	$320,340
Operating interest expense	(59,982)	(60,068)	(60,109)
Net operating interest income	257,125	240,847	260,231
Commissions	110,253	102,753	86,675
Fees and service charges	42,249	39,924	30,194
Principal transactions	17,109	12,631	25,594
Gains on loans and securities, net	11,637	12,213	61,798
Net impairment	-	(586)	(5,729)
Other revenues	8,726	9,020	8,893
Total non-interest income	189,974	175,955	207,425
Total net revenue	447,099	416,802	467,656
Provision for loan losses	17,273	37,399	74,410
Operating expense:
Compensation and benefits	92,721	88,405	80,108
Advertising and market development	27,615	20,925	29,295
Clearing and servicing	30,346	30,941	30,387
FDIC insurance premiums	24,375	24,707	30,341
Professional services	26,387	22,842	25,631
Occupancy and equipment	19,538	17,675	18,825
Communications	16,621	15,279	18,016
Depreciation and amortization	21,427	21,839	22,229
Amortization of other intangibles	5,698	5,699	6,296
Facility restructuring and other exit activities	4,528	6,410	4,174
Other operating expenses	25,803	16,022	20,056
Total operating expense	295,059	270,744	285,358
Income before other income (expense) and income tax expense (benefit)	134,767	108,659	107,888
Other income (expense):
Corporate interest income	40	9	35
Corporate interest expense	(28,595)	(28,605)	(43,984)
Losses on early extinguishment of debt	(100)	-	(284,653)
Equity in loss of investments and other	(689)	(133)	(481)
Total other income (expense)	(29,344)	(28,729)	(329,083)
Income (loss) before income tax expense (benefit)	105,423	79,930	(221,195)
Income tax expense (benefit)	47,560	32,502	(35,136)
Net income (loss)	$57,863	$47,428	$(186,059)

Basic earnings (loss) per share	$0.20	$0.17	$(0.65)
Diluted earnings (loss) per share	$0.20	$0.16	$(0.65)
Shares used in computation of per share data:
Basic	287,316	287,111	286,016
Diluted	293,149	292,630	286,016

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In thousands, except share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2013	2013	2012
ASSETS
Cash and equivalents	$1,838,012	$1,796,181	$2,761,494
Cash required to be segregated under federal or other regulations	1,066,069	738,221	376,898
Trading securities	-	-	101,270
Available-for-sale securities	13,592,239	13,281,458	13,443,020
Held-to-maturity securities	10,180,794	9,944,153	9,539,948
Margin receivables	6,352,695	6,188,708	5,804,041
Loans receivable, net	8,122,617	8,564,614	10,098,723
Investment in FHLB stock	61,400	61,400	67,400
Property and equipment, net	237,161	246,186	288,170
Goodwill	1,791,809	1,791,809	1,934,232
Other intangibles, net	215,930	221,628	260,622
Other assets	2,821,130	2,713,121	2,710,921
Total assets	$46,279,856	$45,547,479	$47,386,739

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$25,970,849	$25,869,797	$28,392,552
Securities sold under agreements to repurchase	4,542,842	4,449,665	4,454,661
Customer payables	6,309,743	5,830,257	4,964,922
FHLB advances and other borrowings	1,279,041	1,285,011	1,260,916
Corporate debt	1,768,649	1,767,749	1,764,982
Other liabilities	1,552,807	1,515,426	1,644,236
Total liabilities	41,423,931	40,717,905	42,482,269

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
December 31, 2013, September 30, 2013 and December 31, 2012, shares issued and outstanding: 287,357,001 at December 31, 2013, 287,182,972 at
September 30, 2013, and 286,114,334 at December 31, 2012	2,874	2,872	2,861
Additional paid-in-capital	7,328,202	7,326,891	7,319,257
Accumulated deficit	(2,021,708)	(2,079,571)	(2,107,720)
Accumulated other comprehensive loss	(453,443)	(420,618)	(309,928)
Total shareholders' equity	4,855,925	4,829,574	4,904,470
Total liabilities and shareholders' equity	$46,279,856	$45,547,479	$47,386,739

Segment Reporting

	Three Months Ended December 31, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$144,460	$241,795	$-	$(69,148)	$317,107
Operating interest expense	(5,568)	(123,562)	-	69,148	(59,982)
Net operating interest income	138,892	118,233	-	-	257,125
Commissions	110,253	-	-	-	110,253
Fees and service charges	41,974	275	-	-	42,249
Principal transactions	17,109	-	-	-	17,109
Gains on loans and securities, net	-	11,637	-	-	11,637
Net impairment	-	-	-	-	-
Other revenues	7,443	1,283	-	-	8,726
Total non-interest income	176,779	13,195	-	-	189,974
Total net revenue	315,671	131,428	-	-	447,099
Provision for loan losses	-	17,273	-	-	17,273
Operating expense:
Compensation and benefits	64,976	2,691	25,054	-	92,721
Advertising and market development	27,615	-	-	-	27,615
Clearing and servicing	18,680	11,666	-	-	30,346
FDIC insurance premiums	-	24,375	-	-	24,375
Professional services	13,587	532	12,268	-	26,387
Occupancy and equipment	16,739	390	2,409	-	19,538
Communications	15,876	353	392	-	16,621
Depreciation and amortization	16,995	141	4,291	-	21,427
Amortization of other intangibles	5,698	-	-	-	5,698
Facility restructuring and other exit activities	-	-	4,528	-	4,528
Other operating expenses	15,959	3,625	6,219	-	25,803
Total operating expense	196,125	43,773	55,161	-	295,059
Segment income (loss) before other income (expense)	119,546	70,382	(55,161)	-	134,767
Other income (expense):
Corporate interest income	-	-	40	-	40
Corporate interest expense	-	-	(28,595)	-	(28,595)
Losses on early extinguishment of debt	-	-	(100)	-	(100)
Equity in loss of investments and other	-	-	(689)	-	(689)
Total other income (expense)	-	-	(29,344)	-	(29,344)
Segment income (loss)	$119,546	$70,382	$(84,505)	$-	$105,423

	Three Months Ended September 30, 2013
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	138,865	$230,427	$-	$(68,377)	$300,915
Operating interest expense	(5,487)	(122,958)	-	68,377	(60,068)
Net operating interest income	133,378	107,469	-	-	240,847
Commissions	102,753	-	-	-	102,753
Fees and service charges	39,468	456	-	-	39,924
Principal transactions	12,631	-	-	-	12,631
Gains on loans and securities, net	-	12,213	-	-	12,213
Net impairment	-	(586)	-	-	(586)
Other revenues	7,883	1,137	-	-	9,020
Total non-interest income	162,735	13,220	-	-	175,955
Total net revenue	296,113	120,689	-	-	416,802
Provision for loan losses	-	37,399	-	-	37,399
Operating expense:
Compensation and benefits	60,502	3,163	24,740	-	88,405
Advertising and market development	20,925	-	-	-	20,925
Clearing and servicing	18,881	12,060	-	-	30,941
FDIC insurance premiums	-	24,707	-	-	24,707
Professional services	9,703	411	12,728	-	22,842
Occupancy and equipment	15,359	386	1,930	-	17,675
Communications	14,504	343	432	-	15,279
Depreciation and amortization	17,365	104	4,370	-	21,839
Amortization of other intangibles	5,699	-	-	-	5,699
Facility restructuring and other exit activities	-	-	6,410	-	6,410
Other operating expenses	7,406	2,315	6,301	-	16,022
Total operating expense	170,344	43,489	56,911	-	270,744
Segment income (loss) before other income (expense)	125,769	39,801	(56,911)	-	108,659
Other income (expense):
Corporate interest income	-	-	9	-	9
Corporate interest expense	-	-	(28,605)	-	(28,605)
Equity in loss of investments and other	-	-	(133)	-	(133)
Total other income (expense)	-	-	(28,729)	-	(28,729)
Segment income (loss)	$125,769	$39,801	$(85,640)	$-	$79,930

	Three Months Ended December 31, 2012
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(5)	Total
	(In thousands)
Revenue:
Operating interest income	$153,296	$249,634	$-	$(82,590)	$320,340
Operating interest expense	(5,282)	(137,417)	-	82,590	(60,109)
Net operating interest income	148,014	112,217	-	-	260,231
Commissions	86,675	-	-	-	86,675
Fees and service charges	29,727	467	-	-	30,194
Principal transactions	25,594	-	-	-	25,594
Gains (losses) on loans and securities, net	(12)	61,993	(183)	-	61,798
Net impairment	-	(5,729)	-	-	(5,729)
Other revenues	7,676	1,217	-	-	8,893
Total non-interest income	149,660	57,948	(183)	-	207,425
Total net revenue	297,674	170,165	(183)	-	467,656
Provision for loan losses	-	74,410	-	-	74,410
Operating expense:
Compensation and benefits	58,958	3,303	17,847	-	80,108
Advertising and market development	29,293	2	-	-	29,295
Clearing and servicing	16,575	13,812	-	-	30,387
FDIC insurance premiums	-	30,341	-	-	30,341
Professional services	16,010	174	9,447	-	25,631
Occupancy and equipment	16,669	425	1,731	-	18,825
Communications	17,208	336	472	-	18,016
Depreciation and amortization	17,987	169	4,073	-	22,229
Amortization of other intangibles	6,296	-	-	-	6,296
Facility restructuring and other exit activities	-	-	4,174	-	4,174
Other operating expenses	10,085	3,636	6,335	-	20,056
Total operating expense	189,081	52,198	44,079	-	285,358
Segment income (loss) before other income (expense)	108,593	43,557	(44,262)	-	107,888
Other income (expense):
Corporate interest income	-	-	35	-	35
Corporate interest expense	-	-	(43,984)	-	(43,984)
Losses on early extinguishment of debt	-	-	(284,653)	-	(284,653)
Equity in loss of investments and other	-	-	(481)	-	(481)
Total other income (expense)	-	-	(329,083)	-	(329,083)
Segment income (loss)	$108,593	$43,557	$(373,345)	$-	$(221,195)

Key Performance Metrics(6)

Corporate Metrics	Qtr ended 12/31/13	Qtr ended 9/30/13	Qtr ended 12/31/13 vs. 9/30/13	Qtr ended 12/31/12	Qtr ended 12/31/13 vs. 12/31/12

Operating margin %(7)
Consolidated	30%	26%	4%	23%	7%
Trading and Investing	38%	42%	(4)%	36%	2%
Balance Sheet Management	54%	33%	21%	26%	28%

Employees	3,009	2,913	3%	2,988	1%
Consultants and other	119	92	29%	100	19%
Total headcount	3,128	3,005	4%	3,088	1%

Book value per share	$16.90	$16.82	0%	$17.14	(1)%
Tangible book value per share(8)	$11.14	$10.96	2%	$10.50	6%

Corporate cash ($MM)	$415.1	$372.9	11%	$407.6	2%

Enterprise net interest spread (basis points)(9)	240	230	4%	238	1%
Enterprise interest-earning assets, average ($MM)	$41,685	$40,812	2%	$42,882	(3)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net Income (loss)	$57.9	$47.4	22%	$(186.1)	N.M.
Income tax expense	47.5	32.5	46%	(35.1)	N.M.
Depreciation & amortization	27.1	27.6	(2)%	28.5	(5)%
Corporate interest expense	28.6	28.6	0%	44.0	(35)%
EBITDA	$161.1	$136.1	18%	$(148.7)	N.M.

Interest coverage(10)	5.6	4.8	N.M.	(3.4)	N.M.

E*TRADE Bank net income ($MM)(11)	$95.8	$84.8	13%	$32.6	194%

Trading and Investing Metrics

Trading days	63.0	63.5	N.M.	61.0	N.M.

DARTs	159,569	145,150	10%	128,009	25%

Total trades (MM)	10.1	9.2	10%	7.8	29%
Average commission per trade	$10.97	$11.15	(2)%	$11.10	(1)%

End of period margin receivables ($B)	$6.4	$6.2	3%	$5.8	10%
Average margin receivables ($B)	$6.4	$5.9	8%	$5.8	10%

Gross new brokerage accounts	88,716	79,923	11%	81,285	9%
Gross new stock plan accounts	67,594	61,614	10%	63,934	6%
Gross new banking accounts	2,289	2,406	(5)%	2,381	(4)%
Closed accounts	(131,783)	(119,123)	N.M.	(117,119)	N.M.
Net new accounts	26,816	24,820	N.M.	30,481	N.M.

Net new brokerage accounts	22,217	13,111	N.M.	10,339	N.M.
Net new stock plan accounts	14,881	18,885	N.M.	28,754	N.M.
Net new banking accounts	(10,282)	(7,176)	N.M.	(8,612)	N.M.
Net new accounts	26,816	24,820	N.M.	30,481	N.M.

End of period brokerage accounts	2,998,059	2,975,842	1%	2,903,191	3%
End of period stock plan accounts	1,219,573	1,204,692	1%	1,147,594	6%
End of period banking accounts	396,138	406,420	(3)%	429,272	(8)%
End of period total accounts	4,613,770	4,586,954	1%	4,480,057	3%

Annualized brokerage account attrition rate(12)	8.9%	9.0%	N.M.	9.8%	N.M.

Customer Assets ($B)
Security holdings	$178.2	$162.8	9%	$138.7	28%
Customer payables (cash)	6.3	5.8	9%	5.0	26%
Customer assets held by third parties(13)	13.8	12.9	7%	7.6	82%
Unexercised stock plan customer options (vested)	36.5	33.2	10%	21.5	70%
Customer assets in brokerage and stock plan accounts	234.8	214.7	9%	172.8	36%
Sweep deposits	19.6	19.5	1%	21.3	(8)%
Savings, transaction and other	6.4	6.4	0%	7.1	(10)%
Customer assets in banking accounts	26.0	25.9	0%	28.4	(8)%
Total customer assets	$260.8	$240.6	8%	$201.2	30%

Net new brokerage assets ($B)(14)	$3.2	$2.4	N.M.	$2.3	N.M.
Net new banking assets ($B)(14)	(0.1)	(0.1)	N.M.	(0.1)	N.M.
Net new customer assets ($B)(14)	$3.1	$2.3	N.M.	$2.2	N.M.

Brokerage related cash ($B)	$39.7	$38.2	4%	$33.9	17%
Other customer cash and deposits ($B)	6.4	6.4	0%	7.1	(10)%
Total customer cash and deposits ($B)	$46.1	$44.6	3%	$41.0	12%

Unexercised stock plan customer options (unvested) ($B)	$71.1	$63.4	12%	$46.7	52%

Customer net (buy) / sell activity ($B)	$(0.8)	$0.7	N.M.	$(0.5)	N.M.

Market Making
Equity shares traded (MM)	89,679	86,246	4%	101,465	(12)%
Average revenue capture per 1,000 equity shares	$0.188	$0.142	32%	$0.248	(24)%
% of Bulletin Board equity shares to total equity shares	93.8%	93.5%	0%	93.0%	1%

Balance Sheet Management Metrics

Loans receivable ($MM)
Average loans receivable	$8,764	$9,246	(5)%	$11,092	(21)%
Ending loans receivable, net	$8,123	$8,565	(5)%	$10,099	(20)%

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$4,007	$4,226	(5)%	$4,858	(18)%
30-89 days delinquent	190	197	(4)%	233	(18)%
90-179 days delinquent	70	71	(1)%	95	(26)%
Total 30-179 days delinquent	260	268	(3)%	328	(21)%
180+ days delinquent (net of $106M, $111M and $145M in charge-offs for Q413, Q313 and Q412, respectively)	227	239	(5)%	279	(19)%
Total delinquent loans(15)	487	507	(4)%	607	(20)%
Gross loans receivable(16)	$4,494	$4,733	(5)%	$5,465	(18)%

Home Equity
Current	$3,329	$3,498	(5)%	$4,065	(18)%
30-89 days delinquent	69	69	0%	90	(23)%
90-179 days delinquent	36	38	(5)%	64	(44)%
Total 30-179 days delinquent	105	107	(2)%	154	(32)%
180+ days delinquent (net of $23M, $23M and $23M in charge-offs for Q413, Q313 and Q412, respectively)	40	38	5%	41	(2)%
Total delinquent loans(15)	145	145	0%	195	(26)%
Gross loans receivable(16)	$3,474	$3,643	(5)%	$4,260	(18)%

Consumer and Other
Current	$593	$633	(6)%	$829	(28)%
30-89 days delinquent	12	12	0%	19	(37)%
90-179 days delinquent	3	3	0%	6	(50)%
Total 30-179 days delinquent	15	15	0%	25	(40)%
180+ days delinquent	-	-	N.M.	-	N.M.
Total delinquent loans	15	15	0%	25	(40)%
Gross loans receivable(16)	$608	$648	(6)%	$854	(29)%

Total Loans Receivable
Current	$7,929	$8,357	(5)%	$9,752	(19)%
30-89 days delinquent	271	278	(3)%	342	(21)%
90-179 days delinquent	109	112	(3)%	165	(34)%
Total 30-179 days delinquent	380	390	(3)%	507	(25)%
180+ days delinquent	267	277	(4)%	320	(17)%
Total delinquent loans(15)	647	667	(3)%	827	(22)%
Total gross loans receivable(16)	$8,576	$9,024	(5)%	$10,579	(19)%

TDR performance detail ($MM)(17)

One- to Four-Family TDRs
Current	$901	$921	(2)%	$927	(3)%
30-89 days delinquent	102	101	1%	119	(14)%
90-179 days delinquent	44	44	0%	49	(10)%
Total 30-179 days delinquent	146	145	1%	168	(13)%
180+ days delinquent (net of $66M, $68M and $76M in charge-offs for Q413, Q313 and Q412, respectively)	125	130	(4)%	134	(7)%
Total delinquent TDRs	271	275	(1)%	302	(10)%
TDRs	$1,172	$1,196	(2)%	$1,229	(5)%

Home Equity TDRs
Current	$198	$210	(6)%	$232	(15)%
30-89 days delinquent	17	15	13%	17	0%
90-179 days delinquent	7	10	(30)%	8	(13)%
Total 30-179 days delinquent	24	25	(4)%	25	(4)%
180+ days delinquent (net of $15M, $14M and $12M in charge-offs for Q413, Q313 and Q412, respectively)	19	18	6%	20	(5)%
Total delinquent TDRs	43	43	0%	45	(4)%
TDRs	$241	$253	(5)%	$277	(13)%

Total TDRs
Current	$1,099	$1,131	(3)%	$1,159	(5)%
30-89 days delinquent	119	116	3%	136	(13)%
90-179 days delinquent	51	54	(6)%	57	(11)%
Total 30-179 days delinquent	170	170	0%	193	(12)%
180+ days delinquent	144	148	(3)%	154	(6)%
Total delinquent TDRs	314	318	(1)%	347	(10)%
TDRs	$1,413	$1,449	(2)%	$1,506	(6)%

Capital Metrics

E*TRADE Bank
Tier 1 leverage ratio(3)	9.5%	9.5%	0.0%	8.7%	0.8%
Tier 1 risk-based capital ratio(3)	23.0%	22.2%	0.8%	19.3%	3.7%
Total risk-based capital ratio(3)	24.3%	23.5%	0.8%	20.6%	3.7%
Tier 1 common ratio(18)	23.0%	22.2%	0.8%	19.3%	3.7%

E*TRADE Financial
Tier 1 leverage ratio(4)	6.7%	6.6%	0.1%	5.5%	1.2%
Tier 1 risk-based capital ratio(4)	16.2%	15.3%	0.9%	12.5%	3.7%
Total risk-based capital ratio(4)	17.4%	16.6%	0.8%	13.7%	3.7%
Tier 1 common ratio(19)	13.8%	12.9%	0.9%	10.3%	3.5%

Activity in Allowance for Loan Losses
	Three Months Ended December 31, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/13	$113,121	$319,078	$26,722	$458,921
Provision for loan losses	(6,294)	23,240	327	17,273
Charge-offs, net	(4,594)	(16,259)	(2,382)	(23,235)
Allowance for loan losses, ending 12/31/13	$102,233	$326,059	$24,667	$452,959

	Three Months Ended September 30, 2013
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/13	$143,569	$279,037	$28,340	$450,946
Provision for loan losses	(23,748)	59,927	1,220	37,399
Charge-offs, net	(6,700)	(19,886)	(2,838)	(29,424)
Allowance for loan losses, ending 9/30/13	$113,121	$319,078	$26,722	$458,921

	Three Months Ended December 31, 2012
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 9/30/12	$206,400	$260,889	$40,993	$508,282
Provision for loan losses	9,586	57,981	6,843	74,410
Charge-offs, net	(32,049)	(61,537)	(8,355)	(101,941)
Allowance for loan losses, ending 12/31/12	$183,937	$257,333	$39,481	$480,751

Specific Valuation Allowance Activity(20)

	As of December 31, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in thousands)
One- to four-family	$1,353,855	$(317,612)	$1,036,243	$(60,246)	$975,997	6%	28%
Home equity	338,596	(150,361)	188,235	(64,128)	124,107	34%	63%
Total	$1,692,451	$(467,973)	$1,224,478	$(124,374)	$1,100,104	10%	35%

	As of September 30, 2013
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in thousands)
One- to four-family	$1,374,603	$(319,418)	$1,055,185	$(67,764)	$987,421	6%	28%
Home equity	347,926	(150,036)	197,890	(67,575)	130,315	34%	63%
Total	$1,722,529	$(469,454)	$1,253,075	$(135,339)	$1,117,736	11%	35%

	As of December 31, 2012
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(21)
	(Dollars in thousands)
One- to four-family	$1,383,254	$(317,085)	$1,066,169	$(89,684)	$976,485	8%	29%
Home equity	382,663	(159,244)	223,419	(81,690)	141,729	37%	63%
Total	$1,765,917	$(476,329)	$1,289,588	$(171,374)	$1,118,214	13%	37%

Average Enterprise Balance Sheet Data

	Three Months Ended
	December 31, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(22)	$8,799,180	$89,411	4.06%
Available-for-sale securities	13,889,959	80,076	2.31%
Held-to-maturity securities	9,959,838	71,639	2.88%
Margin receivables	6,427,231	59,512	3.67%
Cash and equivalents	1,235,961	538	0.17%
Segregated cash	680,056	175	0.10%
Securities borrowed and other	692,706	12,884	7.38%
Total enterprise interest-earning assets	$41,684,931	314,235	3.01%
Enterprise interest-bearing liabilities:
Deposits	$25,831,330	3,017	0.05%
Customer payables	6,066,404	2,339	0.15%
Securities sold under agreements to repurchase	4,501,617	37,255	3.24%
FHLB advances and other borrowings	1,323,964	17,180	5.08%
Securities loaned and other	956,689	81	0.03%
Total enterprise interest-bearing liabilities	$38,680,004	59,872	0.61%
Enterprise net interest income/spread(9)		$254,363	2.40%

	Three Months Ended
	September 30, 2013
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(22)	$9,288,330	$96,365	4.15%
Available-for-sale securities	13,011,124	68,764	2.11%
Held-to-maturity securities	9,853,077	64,486	2.62%
Margin receivables	5,938,256	56,073	3.75%
Cash and equivalents	1,543,689	766	0.20%
Segregated cash	516,756	114	0.09%
Securities borrowed and other	661,039	11,793	7.08%
Total enterprise interest-earning assets	$40,812,271	298,361	2.92%
Enterprise interest-bearing liabilities:
Deposits	$25,804,278	3,306	0.05%
Customer payables	5,547,910	2,053	0.15%
Securities sold under agreements to repurchase	4,445,606	37,431	3.29%
FHLB advances and other borrowings	1,291,738	17,152	5.20%
Securities loaned and other	874,193	33	0.01%
Total enterprise interest-bearing liabilities	$37,963,725	59,975	0.62%
Enterprise net interest income/spread(9)		$238,386	2.30%

	Three Months Ended
	December 31, 2012
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans(22)	$11,099,147	$113,223	4.08%
Available-for-sale securities	13,584,735	73,542	2.17%
Held-to-maturity securities	9,605,213	61,387	2.56%
Margin receivables	5,785,166	57,214	3.93%
Cash and equivalents	1,677,106	999	0.24%
Segregated cash	566,531	133	0.09%
Securities borrowed and other	563,838	11,432	8.07%
Total enterprise interest-earning assets	$42,881,736	317,930	2.96%
Enterprise interest-bearing liabilities:
Deposits	$27,807,088	3,204	0.05%
Customer payables	5,678,243	2,049	0.14%
Securities sold under agreements to repurchase	4,601,941	37,145	3.16%
FHLB advances and other borrowings	1,777,594	17,652	3.89%
Securities loaned and other	707,570	22	0.01%
Total enterprise interest-bearing liabilities	$40,572,436	60,072	0.58%
Enterprise net interest income/spread(9)		$257,858	2.38%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
	(In thousands)
Enterprise net interest income	$254,363	$238,386	$257,858
Taxable equivalent interest adjustment(23)	(260)	(294)	(212)
Earnings on customer assets held by third parties(24)	3,022	2,755	2,585
Net operating interest income	$257,125	$240,847	$260,231

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that net income and EPS excluding the impact of the decision to sell the market making business, operating expense excluding restructuring and severance costs, tangible book value per share, corporate cash, EBITDA, interest coverage, E*TRADE Bank Tier 1 common ratio and E*TRADE Financial ratios are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods.

Net Income and EPS Excluding the Impact of the Decision to Sell the Market Making Business

Net income excluding the impact of the decision to sell the market making business represents the Company’s net income before the impairment of goodwill, net of tax. EPS excluding the impact of the decision to sell the market making business represents the Company’s net income before the impairment of goodwill, net of tax, divided by diluted shares. Management believes that excluding the impact of the decision to sell the market making business from net income and EPS provides useful additional measures of the Company’s ongoing operating performance because the charge is not directly related to our performance See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Operating Expense Excluding Restructuring and Severance Costs

Management believes that excluding the impact of restructuring and severance from its total operating expense provides a useful additional measure of the Company’s ongoing operating performance because the restructuring and severance charges are not directly related to our performance See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries that can distribute cash to the parent company without any regulatory approval. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Ratios

E*TRADE Financial ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, are based on the Federal Reserve regulatory minimum well-capitalized threshold. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios are defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these ratios are an important measure of E*TRADE Bank’s and the Company’s capital strength. See endnotes (4), (18) and (19) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income (loss), consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following table provides a reconciliation of net income after adjusting for the impact of the decision to the exit the market making business (dollars in thousands):

	Year Ended December 31, 2013
	Amount	Diluted EPS

Net income	$86,012	$0.29
Add back: impact of the decision to exit the market making business, net of taxes	118,040	0.41
Adjusted net income	$204,052	$0.70

(2) The following table provides reconciliation for the operating expense, excluding one-time items related to restructuring and severance costs (dollars in millions):

	Q4 2013	Q3 2013
Total operating expense	$295	$271
Add back: Facility restructuring and severance expense	5	6
Adjusted total operating expense	$290	$265

(3) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Bank are Q413 estimates and calculated as follows (dollars in millions):

	Q4 2013	Q3 2013	Q4 2012
E*TRADE Bank shareholder's equity	$5,740.6	$5,752.9	$5,703.0
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(459.0)	(426.2)	(315.4)
Goodwill & other intangible assets, net of deferred tax liabilities	1,528.7	1,546.8	1,600.5
Subtotal	4,670.9	4,632.3	4,417.9
DEDUCT:
Disallowed servicing assets and deferred tax assets	566.2	619.2	655.7
E*TRADE Bank Tier 1 capital	4,104.7	4,013.1	3,762.2
ADD:
Allowable allowance for loan losses	226.7	229.5	247.3
E*TRADE Bank total capital	$4,331.4	$4,242.6	$4,009.5

E*TRADE Bank total assets	$45,084.9	$44,395.2	$45,711.6
DEDUCT:
Gains (losses) in OCI on AFS debt securities and cash flow asset hedges, net of tax	(167.5)	(106.8)	112.7
Goodwill & other intangible assets, net of deferred tax liabilities	1,528.7	1,546.8	1,600.5
Subtotal	43,723.7	42,955.2	43,998.4
DEDUCT:
Disallowed servicing assets and deferred tax assets	566.2	619.2	655.7
E*TRADE Bank total assets for leverage capital purposes	$43,157.5	$42,336.0	$43,342.7

E*TRADE Bank total risk-weighted assets(a)	$17,858.0	$18,075.0	$19,456.7

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	9.5%	9.5%	8.7%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	23.0%	22.2%	19.3%
E*TRADE Bank total capital / Total risk-weighted assets	24.3%	23.5%	20.6%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(4) The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios at E*TRADE Financial are Q413 estimates based on the Federal Reserve regulatory minimum well-capitalized requirements. E*TRADE Financial is not currently subject to capital requirements; however, the implementation of holding company capital requirements are expected to become effective in 2015 as a result of the Dodd-Frank Act. Management believes these ratios are an important measure of the Company's capital strength and accordingly manages capital against the current capital ratios that apply to bank holding companies in preparation for the application of these requirements. The Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios are calculated as follows (dollars in millions):

	Q4 2013	Q3 2013	Q4 2012
E*TRADE Financial shareholders' equity	$4,855.9	$4,829.6	$4,904.5
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(459.0)	(426.2)	(315.4)
Goodwill & other intangible assets, net of deferred tax liabilities	1,654.2	1,681.4	1,899.4
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	433.0	433.0	433.0
Subtotal	4,093.7	4,007.4	3,753.5
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,185.4	1,223.6	1,278.9
E*TRADE Financial Tier 1 capital	2,908.3	2,783.8	2,474.6
ADD:
Allowable allowance for loan losses	228.2	230.9	251.8
E*TRADE Financial total capital	$3,136.5	$3,014.7	$2,726.4

E*TRADE Financial total average assets	$46,038.4	$45,123.9	$48,152.7
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	1,654.2	1,681.4	1,899.4
Subtotal	44,384.2	43,442.5	46,253.3
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,185.4	1,223.6	1,278.9
Average total assets for leverage capital purposes	$43,198.8	$42,218.9	$44,974.4

E*TRADE Financial total risk-weighted assets(b)	$17,991.9	$18,199.6	$19,849.9

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Average total assets for leverage capital purposes)	6.7%	6.6%	5.5%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	16.2%	15.3%	12.5%
E*TRADE Financial total capital / Total risk-weighted assets	17.4%	16.6%	13.7%

(a) The Company is continuing to include TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies announcement of a delay in the implementation of the TRUPs phase-out.

(b) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(5) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(6) Amounts and percentages may not calculate due to rounding.

(7) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense) and income taxes. The percentage is calculated by dividing income (loss) before other income (expense) and income taxes by total net revenue.

(8) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share (dollars in millions, except per share amounts):

	Q4 2013	Q3 2013	Q4 2012
Book value	$4,855.9	$4,829.6	$4,904.5
Less: Goodwill and other intangibles, net	(2,007.7)	(2,013.4)	(2,194.9)
Less: Deferred tax liability related to goodwill	353.5	332.0	295.5
Tangible book value	$3,201.7	$3,148.2	$3,005.1

	Q4 2013	Q3 2013	Q4 2012
Book value per share	$16.90	$16.82	$17.14
Less: Goodwill and other intangibles, net per share	(6.99)	(7.01)	(7.67)
Less: Deferred tax liability related to goodwill per share	1.23	1.15	1.03
Tangible book value per share	$11.14	$10.96	$10.50

(9) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities and customer cash held by third parties.

(10) Interest coverage represents the ratio of the Company’s EBITDA to its corporate interest expense. The interest coverage ratio calculated based on the Company’s net income (loss) to its corporate interest expense was 2.0, 1.7, and (4.2) for the three months ended December 31, 2013, September 30, 2013, and December 31, 2012, respectively.

(11) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q4 2013	Q3 2013	Q4 2012
Total net revenue	$423.0	$396.8	$436.1
Provision for loan losses	17.3	37.4	74.4
Total operating expenses	257.6	220.5	238.4
Other income (expense)	(0.7)	(0.0)	(28.2)
Income before income taxes	147.4	138.9	95.1
Income taxes	51.6	54.1	62.5
Net income	$95.8	$84.8	$32.6

(12) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(13) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. However, we maintain the ability to bring these customer assets back on-balance sheet with appropriate notification to the third parties.

(14) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(15) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company as of the periods presented (dollars in millions):

	Q4 2013	Q3 2013	Q4 2012
One- to four-family	$416	$424	$457
Home equity	284	286	307
Total charge-offs	$700	$710	$764

(16) Includes unpaid principal balances and premiums (discounts).

(17) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs. Beginning in Q412, loans that had been charged-off due to bankruptcy notification were also considered TDRs.

(18) The Tier 1 common ratio at E*TRADE Bank is a Q413 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of E*TRADE Bank's capital strength. The E*TRADE Bank Tier 1 common ratio is calculated as follows (dollars in millions):

	Q4 2013	Q3 2013	Q4 2012
E*TRADE Bank shareholder's equity	$5,740.6	$5,752.9	$5,703.0
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(459.0)	(426.2)	(315.4)
Goodwill and other intangible assets, net of deferred tax liabilities	1,528.7	1,546.8	1,600.5
Subtotal	4,670.9	4,632.3	4,417.9
DEDUCT:
Disallowed servicing assets and deferred tax assets	566.2	619.2	655.7
E*TRADE Bank Tier 1 common	$4,104.7	$4,013.1	$3,762.2

E*TRADE Bank total risk-weighted assets(a)	$17,858.0	$18,075.0	$19,456.7

E*TRADE Bank Tier 1 common / Total risk-weighted assets	23.0%	22.2%	19.3%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(19) The Tier 1 common ratio at E*TRADE Financial is a Q413 estimate and is a non-GAAP measure. Management believes this ratio is an important measure of the Company's capital strength. The Tier 1 common ratio is calculated as follows (dollars in millions):

	Q4 2013	Q3 2013	Q4 2012
E*TRADE Financial shareholders' equity	$4,855.9	$4,829.6	$4,904.5
DEDUCT:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	(459.0)	(426.2)	(315.4)
Goodwill & other intangible assets, net of deferred tax liabilities	1,654.2	1,681.4	1,899.4
Subtotal	3,660.7	3,574.4	3,320.5
DEDUCT:
Disallowed servicing assets and deferred tax assets	1,185.4	1,223.6	1,278.9
E*TRADE Financial Tier 1 common	$2,475.3	$2,350.8	$2,041.6

E*TRADE Financial total risk-weighted assets(a)	$17,991.9	$18,199.6	$19,849.9

E*TRADE Financial Tier 1 common / Total risk-weighted assets	13.8%	12.9%	10.3%

(a) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(20) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those which the Company received a notification of bankruptcy (dollars in millions):

	Q4 2013	Q3 2013	Q4 2012
Modified loans	$1,224	$1,253	$1,290
Bankruptcy loans	189	196	216
Total TDRs	$1,413	$1,449	$1,506

(21) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(22) Excludes loans to customers on margin.

(23) Gross-up for tax-exempt securities.

(24) Includes interest earned on average customer assets of $13.3 billion, $12.0 billion, and $5.9 billion for the quarters ended December 31, 2013, September 30, 2013, and December 31, 2012, respectively, held by third parties outside E*TRADE Financial, including money market funds and sweep deposit accounts at unaffiliated financial institutions.

CONTACT:
E*TRADE Financial Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Financial Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com